EXHIBIT 23(B)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Shareholders and Board of Directors
United National Bancorp:


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated January 12, 1996 incorporated by reference in United National Bancorp's Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 20, 1998